SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                     Date of Report (Date of earliest event
                                   reported):

                                February 24, 1998



                        TRUSTED INFORMATION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



     Delaware                    000-21067                      51-0375640
(State of Incorporation)  (Commission File Number)            (IRS Employer
                                                           Identification No.)




                       3060 Washington Boulevard (Rt. 97)
                            Glenwood, Maryland 21738
               (Address of principal executive offices) (Zip Code)



                                 (301) 854-6889
                         (Registrant's telephone number)



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Item 5.  Other Events.

     On February 23, 1998, Networks Associates, Inc. ("Network Associates") and Trusted Information Systems, Inc. ("TIS") announced that they have entered into an Agreement and Plan of Merger dated as of February 22, 1998 (the "Merger Agreement"), which is filed herewith, pursuant to which Thor Acquisition Corp., a wholly-owned subsidiary of Network Associates, will merge with and into TIS (the "Merger").

     Under the terms of the Merger Agreement, each outstanding share of TIS common stock will be exchanged for .323 of a share of Network Associates common stock, outstanding TIS stock options will be exchanged for Network Associates stock options (adjusted for the exchange ratio) and TIS will become a wholly-owned subsidiary of Network Associates. The transaction will be accounted for as a pooling of interests. The Merger, which is expected to be consummated within 60 to 90 days of the date hereof, is subject to customary closing conditions, regulatory approvals and the approval of the shareholders of TIS. Pending filing and clearance of requisite proxy materials with the Securities and Exchange Commission, TIS has not yet set a date for a special meeting of its shareholders to approve the merger.

     In connection with the Merger Agreement, Stephen T. Walker and Martha A. Branstad (both directors and the two largest stockholders of TIS with approximately 32% of TIS' currently outstanding common stock) entered into Voting Agreements pursuant to which they agreed, among other things, to vote in favor of the Merger. In addition, the Company granted to Network Associates a stock option to acquire up to 19.9% of TIS' outstanding common stock at an axercise price of $20 per share, payable in cash or Network Associates common stock. During its term, the option is exerciseable, in whole or in part, immediately prior to consummation of certain change of control transactions inolving TIS and parties other than Network Associates.

     Network Associates and TIS issued a joint press release announcing the Merger on February 23, 1998, which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

2.1 Agreement and Plan of Merger dated February 22, 1998 by and among Networks Associates, Inc., Thor Acquisition Corp. and Trusted Information Systems, Inc.*

99.1 Joint press release of Networks Associates, Inc. and Trusted Information Systems, Inc. dated December 1, 1997.



* The Registrant will supply the Securities and Exchange Commission upon request with copies of any exhibit or Schedule to Exhibit 2.1 which is not included herein.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  February 24, 1998            Trusted Information Systems, Inc.



                                    /s/ Stephen T. Walker
                                    By:       Stephen T. Walker
                                    Title:    Chief Executive Officer




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                                  EXHIBIT INDEX


2.1 Agreement and Plan of Merger dated February 22, 1998 by and among Networks Associates, Inc., Thor Acquisition Corp. and Trusted Information Systems, Inc.*

99.1 Joint press release of Networks Associates, Inc. and Trusted Information Systems, Inc. dated February 23, 1998.



* The Registrant will supply the Securities and Exchange Commission upon request with copies of any exhibit or Schedule to Exhibit 2.1 which is not included herein.




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